UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2025
SWEETGREEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41069	27-1159215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3102 36th Street Los Angeles, CA	90018
(Address of principal executive offices)	(Zip Code)
(323) 990-7040
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	SG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2025, Sweetgreen, Inc. (the “Company”) announced that, on September 1, 2025, Mitch Reback notified the Company of his retirement as the Company’s Chief Financial Officer, effective September 21, 2025. The Company also announced on September 4, 2025 that Jamie McConnell has been appointed to serve as the Company’s Chief Financial Officer, beginning September 22, 2025. In her role as the Company’s Chief Financial Officer, Ms. McConnell will serve as the Company’s principal financial and accounting officer, overseeing the Company’s Finance Department, and will report directly to the Company’s Co-Founder and Chief Executive Officer, Jonathan Neman.

Ms. McConnell, age 46, previously served as the Chief Accounting and Administrative Officer of Chipotle Mexican Grill (“Chipotle”) from October 2024 to August 2025. Prior to that, Ms. McConnell served as the Vice President and Controller of Chipotle from August 2018 to September 2024. Before Chipotle, Ms. McConnell served in various senior finance and accounting roles at Aviation Capital Group, Rent-A-Center, Allergan, and Deloitte. Ms. McConnell holds a Bachelor of Sciences in Accounting from the University of Southern California.

In connection with her appointment, the Company entered into an agreement with Ms. McConnell (the “Employment Agreement”) setting forth the terms of her employment, effective September 22, 2025. Pursuant to the Employment Agreement, Ms. McConnell will receive an annual base salary of $550,000, and will be eligible to earn an annual discretionary bonus with a target amount equal to 75% of her annual base salary based on the achievement of certain corporate and/or individual objectives and milestones that are determined by the Board of Directors (the “Board”) of the Company or the Compensation Committee of the Board (the “Compensation Committee”). Additionally, the Employment Agreement provides that, subject to the approval of the Board or the Compensation Committee, Ms. McConnell will receive a new hire equity grant consisting of (i) an option to purchase 300,000 shares of Class A Common Stock of the Company and (ii) an award of restricted stock units covering 150,000 shares of Class A Common Stock of the Company (collectively, the “Equity Awards”). The anticipated Equity Awards will be governed by the terms of the Company’s 2021 Equity Incentive Plan and vest over a four-year period, with 25% of the Equity Awards vesting on the first anniversary of the vesting commencement date and the remainder vesting thereafter in 12 equal quarterly installments, subject to Ms. McConnell’s continuous service with the Company as of each such vesting date. The Employment Agreement further provides that Ms. McConnell will be entitled to receive certain severance benefits in the event her employment is terminated by the Company without cause or if she resigns for good reason, provided she remains in compliance with the terms of the Employment Agreement, and conditioned upon Ms. McConnell entering into and not revoking a separation agreement that contains a release of claims.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, which the Company intends to file with its Quarterly Report on Form 10-Q for the quarterly period ending September 28, 2025.

There are no arrangements or understandings between Ms. McConnell and any other persons pursuant to which she was selected as the Company’s Chief Financial Officer. There are also no family relationships between Ms. McConnell and any directors or executive officers of the Company, and Ms. McConnell is not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. We also anticipate that Ms. McConnell will enter into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

Following Mr. Reback’s notice of retirement, the Company entered into an agreement with Mr. Reback (the “Consulting Agreement”), pursuant to which Mr. Reback will provide consulting services to the Company for a six-month period immediately following his retirement on September 21, 2025 to facilitate the transition of the Company’s Chief Financial Officer role from Mr. Reback to Ms. McConnell. Pursuant to the terms of the Consulting Agreement, Mr. Reback will provide up to 35 hours of consulting services to the Company each month. In consideration for those services, (i) Mr. Reback shall be paid a fee of $7,500 per month, (ii) Mr. Reback’s outstanding and unvested stock option and restricted stock unit awards from the Company will continue to vest for the duration of the Consulting Agreement, and, (iii) provided that the Consulting Agreement is not terminated by either party prior to March 21, 2026, Mr. Reback’s then-outstanding and unvested stock option and restricted stock unit awards from the Company will be accelerated such that all such unvested equity will become fully vested on that date. Additionally, the Company expects to extend the exercise periods for Mr. Reback’s vested stock options for the shorter period of (i) three years following the termination of the Consulting Agreement and (ii) the maximum term of such stock options, provided that Mr. Reback enters into and does not revoke a separation agreement that contains a release of claims.

The foregoing description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Consulting Agreement, which the Company intends to file with its Quarterly Report on Form 10-Q for the quarterly period ending September 28, 2025.

Item 7.01 Regulation FD Disclosure.

On September 4, 2025, the Company issued a press release announcing Ms. McConnell’s appointment and Mr. Reback’s retirement as discussed in Item 5.02. A copy of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press release issued by Sweetgreen, Inc. on September 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETGREEN, INC.

Dated: September 4, 2025	By:	/s/ Jonathan Neman
Jonathan Neman
Chief Executive Officer